RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                       HAYES WHEELS INTERNATIONAL, INC.

                    FIRST:  The name of the Corporation is HAYES
          WHEELS INTERNATIONAL, INC. (hereinafter the "Corporation").

                    SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corpora-tion may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                    FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ninety-nine million (99,000,000) shares of Common Stock, each having a par value of one cent ($.01), one million (1,000,000) shares of Nonvoting Common Stock, each having a par value of one cent ($.01) and twenty-five million (25,000,000) shares of Preferred Stock, each having a par value of one cent ($.01).

                    The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinc-tive designations, preferences and relative, participat-ing, optional or other special rights and such qualifica-tions, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other se-ries; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corpo-ration; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

                    The following is a statement of the designa-tions and powers, preferences and rights, and qualifica-tions, limitations and restrictions thereof, in respect of the Common Stock and Nonvoting Common Stock of the
          Corporation:

                    (1)  Except as otherwise provided herein,
               all shares of Common Stock and Nonvoting Common Stock shall be identical and shall entitle the holders thereof to the same rights and privi-leges.

                    (2)  Each holder of shares of Common Stock
               shall be entitled to one vote for each share of Common Stock on all matters. Except as other-wise required by law, the holders of shares of Nonvoting Common Stock shall have no vote on any matter and shares of Nonvoting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

                    (3)  Subject to the rights of the holders
               of Preferred Stock or any other class or series of stock having a preference as to dividends over the Common Stock and the Nonvoting Common Stock then outstanding, the holders of Common Stock and Nonvoting Common Stock shall be enti-tled to receive, to the extent permitted by law, and to share equally and ratably, share for share, such dividends as may be declared from time to time by the Board of Directors, whether payable in cash, property or securities of the Corporation; provided, however, that if the dividends that are declared are payable in shares of Common Stock or Nonvoting Common Stock, such dividends shall be declared at the same rate on each class of stock, and the divi-dends payable to holders of Common Stock shall be paid in shares of Common Stock and the divi-dends payable to holders of Nonvoting Common Stock shall be paid in shares of Nonvoting Common Stock.

                    (4)  In the event of the voluntary or
               involuntary liquidation, dissolution, distribu-tion of assets or other winding up of the Cor-poration, after distribution in full of prefer-ential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any other class or series of stock having a prefer-ence as to liquidating distributions over the Common Stock and the Nonvoting Common Stock, the holders of the Common Stock and the Nonvot-ing Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders. A consolidation or merger of the Corporation with and into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section.

                    (5)  Each record holder of Nonvoting Com-
               mon Stock is entitled at any time to convert any or all of the shares of such holder's Non-voting Common Stock into an equal number of shares of Common Stock; provided, however, that no holder of Nonvoting Common Stock is entitled to convert any share or shares of Nonvoting Common Stock to the extent that, as a result of such conversion, such holder or its affiliates would directly or indirectly own, control or have power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affil-iates are permitted to own, control or have power to vote or dispose of under any law or under regulation, order, rule or other require-ment of any governmental authority at any time applicable to such holder and its affiliates.

                    Each conversion of shares of Nonvoting
               Common Stock, as herein described, will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corpo-ration at any time during normal business hours, together with a written notice by the holder of such shares to be converted stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into Common Stock, that upon such conversion such holder and its affiliates will not directly or indi-rectly own, control or have the power to vote or dispose of a greater quantity of securities of any kind issued by the Corporation than such holder and its affiliates are permitted to own, control or have the power to vote or dispose of under any applicable law, regulation, rule or other governmental requirement for such holder or its affiliate. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted stock as such holder will cease and the person or per-sons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock as are to be represented thereby.

                    Promptly after such surrender and the
               receipt of such written notice referred to above the Corporation will issue and deliver, in accordance with the surrendering holder's instructions, (i) the certificate or certifi-cates for the Common Stock issuable upon such conversion and (ii) a certificate representing any Nonvoting Common Stock which was represent-ed by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

                    The issuance of certificates for Common
               Stock upon conversion of Nonvoting Common Stock will be made without charge to the holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other cost incurred by the Corporation in connection with such conversion and related issuance of Common Stock.

                    For purposes of this Section, an "affili-
               ate" of a holder is any person who controls, or is controlled by or under common control with, such holder, and includes any Bank Holding Company with respect to which the holder would be a "Subsidiary" within the meaning of the Bank Holding Company Act of 1956, as amended.

                    (6)  If the Corporation in any manner
               subdivides or combines the outstanding shares of Common Stock or Nonvoting Common Stock, the outstanding shares of the other class of common stock shall be proportionately subdivided or combined.

                    (7)  The Corporation shall not close its
               books against the transfer of any shares of Common Stock issued or issuable upon conversion of Nonvoting Common Stock in any manner that would interfere with the timely conversion of such Nonvoting Common Stock.

                    FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corpora-tion and of its directors and stockholders:

                    (1)  The business and affairs of the Cor-
               poration shall be managed by or under the di-rection of the Board of Directors.

                    (2)  The directors shall have concurrent
               power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                    (3)  The number of directors of the Corpo-
               ration shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                    (4)  No director shall be personally lia-
               ble to the Corporation or any of its stockhold-ers for monetary damages for breach of fiducia-ry duty as a director, except for liability (i) for any breach of the director's duty of loyal-ty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a know-ing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corpo-ration shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modifi-cation with respect to acts or omissions occur-ring prior to such repeal or modification.

                    (5)  In addition to the powers and author-
               ity hereinbefore or by statute expressly con-ferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                    SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                    SEVENTH: No stockholder action required to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.

                    EIGHTH: From and commencing after the [1996] annual meeting of stockholders, the Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the number of direc-tors constituting the Board of Directors. The term of office of the Class 1 Directors will first expire at the first annual meeting of stockholders after their elec-tion; the term of office of the Class 2 Directors will first expire at the second annual meeting of stockholders after their election; and the term of office of the Class 3 Directors will first expire at the third annual meeting of stockholders after their election, and in each case until their successors are duly elected and qualified.
          At each annual meeting of stockholders after the initial classification of Directors, successors to the class of Directors whose terms expire at that annual meeting of stockholders shall be elected by stockholders for a three-year term and until their successors are duly elected and qualified. Any Director elected to fill a vacancy resulting from an increase in any class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for the remaining term of the class in which such vacancy existed. Except as otherwise provided herein, no decrease in the size of the Board of Directors shall have the effect of removing or shortening the term of any incumbent Director. Except as otherwise provided herein, increases in the size of the Board of Directors will be distributed among the classes so as to render the classes as nearly equal in size as practicable. Whenever the holders of shares of any series of Serial Preferred Stock issued pursuant to the resolution or resolutions adopted by a majority of the Board of Directors then in office providing for the issue of shares of Serial Pre-ferred Stock shall have the right, voting as a separate class, to elect Directors, the election, term of office, filling of vacancies and other terms of such director-ships shall be governed by the terms of such resolution or resolutions, as the case may be, and such director-ships shall not be divided into serial classes or other-wise subject to this Article EIGHTH unless expressly so provided therein.

                    NINTH: The By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amend-ment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such alterations, amendments or repeals must be approved by an affirmative vote of the holders of at least two-thirds of the out-standing shares of capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office, except that any amendment of (i) Sections 2 and 6 of Article II of the By-Laws, (ii) Sections 1, 2 and 3 of
          Article III of the By-Laws and (iii) Article VIII of the By-Laws shall require either (x) the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote thereon or (y) the affir-mative vote of a majority of the Board of Directors.

                    TENTH: Notwithstanding anything contained in this Certificate of Incorporation or the By-Laws to the contrary, any provision herein or in the By-Laws which provides for more than a majority vote for any action may only be amended or repealed by a supermajority vote equal to the supermajority vote called for in such provision.

                    ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights con-ferred upon stockholders herein are granted subject to this reservation.



                          CERTIFICATE OF CORRECTION

                                    TO THE

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       HAYES WHEELS INTERNATIONAL, INC.

                      PURSUANT TO SECTION 103(F) OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

               HAYES WHEELS INTERNATIONAL, INC., a Delaware corpo-ration (the "Corporation"), does hereby certify as follows:

               FIRST:    On July 2, 1996, the Corporation filed a
          Restated Certificate of Incorporation of the Corporation (the "Certificate") pursuant to Section 245 of the Gener-al Corporation Law of the State of Delaware (the "GCL") which contained an error in the first sentence of Article EIGHTH.

               SECOND:   The error of said Certificate to be cor-
          rected is as follows:
          the first sentence of Article EIGHTH of the Certificate inadvertently referred to the "[1996] annual meeting of stockholders."

               THIRD:    The first sentence of Article EIGHTH of
          the Certificate, as corrected, shall read as follows:

               "EIGHTH: From and commencing after the consum-mation of the merger of MWC Holdings, Inc., a Delaware corporation ("Holdings"), with and into the Corporation, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 28, 1996, by and between Holdings and the Corporation, the Board of Directors shall be divided into three classes, designated Class 1, Class 2 and Class 3."

               FOURTH:   The foregoing correction is being filed in
          accordance with the provisions of Section 103(f) of the GCL.

               IN WITNESS WHEREOF, the corporation has caused this Certificate of Correction to be duly executed in its
          corporate name this      day of July, 1996.

                                   HAYES WHEELS INTERNATIONAL, INC.

                                   By:
                                        Name:
                                        Title: